POWER OF ATTORNEY


             Know all by these presents that the undersigned hereby con-stitutes and appoints each of Fiona E. Arnold, Adam Averbach and Kay
Guthrie and their assigns, the undersigned's true and lawful attorney-in-fact to:
              (1) execute for and on behalf of the undersigned, in the un-dersigned's capacity as an officer and/or director of Vail Resorts, Inc. (the "Company"), Forms 3, 4 and 5 (or any analogous form), including amend-ments, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
              (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4 and 5 (or any analogous form) and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and
             (3) take any other action of any type whatsoever in connec-tion with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the under-signed, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attor-ney-in-fact may approve in such attorney-in-fact's discretion.
             The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
             This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 (or any analogous form) with respect to the undersigned's holdings of and transac-tions in securities issued by the Company, unless earlier revoked by the un-dersigned in a signed writing delivered to the foregoing attorneys-in-fact.


IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of September 2011.

             				/s/ Thomas D. Hyde
             				Thomas D. Hyde



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